EXHIBIT A
                                CSW Energy, Inc.
                                  Balance Sheet
                                  June 30, 1997
                                   (Unaudited)
                                    ($000's)


                         ASSETS

Current Assets
   Cash and cash equivalents                                               $10
   Accounts receivable                                                     454
   Prepaid expenses                                                         59
                                                                     ---------
            Total current assets                                           523

Investments In and Advances to Energy Projects                         115,641

Notes Receivable - Affiliate                                            80,026

Other Assets
   Construction in progress and project development costs              157,075
   Other - net                                                           7,913
                                                                     ---------
            Total other assets                                         164,988

                                                                     ---------
               Total assets                                           $361,178
                                                                     =========


          LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities
   Accounts payable                                                    $12,166
   Accrued liabilities and other                                         4,836
                                                                     ---------
            Total current liabilities                                   17,002

Long Term Debt                                                         199,824

Deferred Income Taxes                                                   37,102

Other                                                                    1,721
                                                                     ---------
            Total liabilities                                          255,649


Shareholder's Equity
   Common stock                                                              1
   Additional paid-in-capital                                          108,139
   Accumulated retained earnings                                        (2,611)
                                                                     ---------
            Total shareholder's equity                                 105,529

                                                                     ---------
               Total liabilities and shareholder's equity             $361,178
                                                                     =========